MIDLAND CAPITAL HOLDINGS CORPORATION

EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                             Three months ended
                                                             September 30, 1998
                                                             ------------------


Net Income                                                       $142,557
                                                                 --------

Weighted average common shares outstanding
  for basic computation                                           363,975
                                                                 ========

Basic earnings per share                                         $   0.39
                                                                 ========

Weighted average common shares outstanding
  for basic computation                                           363,975

Common stock equivalents due to dilutive effect of
  stock options                                                     5,150
                                                                 --------

Weighted average common shares and equivalents
  Outstanding for diluted computation                             369,125
                                                                 ========

Diluted earnings per share                                       $   0.39
                                                                 ========